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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8/A, No. 333-38470) pertaining to the Aztec Manufacturing Co. 1998 Incentive Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Grants, of our report dated March 31, 2000, with respect to the consolidated financial statements and schedule of Aztec Manufacturing Co. included in its Annual Report (Form 10-K) for the year ended February 29, 2000 filed with the Securities and Exchange Commission.

Fort Worth, Texas                        ERNST & YOUNG LLP
June 8, 20000